FORM 8-K    3
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USVO
  USA VIDEO INTERACTIVE CORP.


MYSTIC, CONNECTICUT, OCTOBER 30, 2001 -The Fleet Center, New England's premier sports arena, has signed a contract with USA Video Interactive Corp. (OTCBB:
USVO; CDNX: US; BSE/Frankfurt: USF www.usvo.com) to use USVO's Zmail solution as
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part  of  its  current  promotional  campaigns.  The Fleet Center is home to the
National Hockey League Boston Bruins, the National Basketball Association Boston Celtics, and to a wide range of concerts and other special events. The initial deployment of Zmail by The Fleet Center will focus on increasing sales of premium seating.

Zmail is the first commercial product announced by USVO under its StreamHQ(TM) architecture. Zmail combines the ease of email with the power of rich media and uses the advanced real-time data capturing features of StreamHQ to give marketers unprecedented feedback on the effectiveness of their promotional efforts. This enables marketers to more strategically target their audiences and refine the presentation of their messages to ensure a higher return on their marketing expenditures.

"We're obviously pleased to be working with The Fleet Center on this campaign," said Daniel E. Kinnaman, USVO's Senior Vice President of Sales & Marketing. "Zmail is the best technology available for this type of marketing campaign because it enables our clients to reach a precisely targeted audience with a customized rich media message and then it provides ongoing reports of how the audience is interacting with and responding to the communication. We're confident that this delivers the added value our customers have been looking for in Internet-based marketing."

ABOUT  USA  VIDEO  INTERACTIVE  (USVO)
USVO is a developer and supplier of Internet media delivery services, systems, and innovative end-to-end solutions. The company has developed its StreamHQ(TM) architecture to provide a wide range of business customers with value-added content delivery services. StreamHQ(TM) facilitates the transmission of digitized and compressed video to the user's desktop via multiple modes that take advantage of the available connectivity. While competitors take a "one-size-fits-all" streaming approach, StreamHQ(TM) brings unique value propositions to individual vertical markets with functionality designed specifically for those markets. Beyond high quality content delivery, USVO gives its customers media asset management tools and information that provide accountability and return on investment (ROI) for their streaming expenditures. StreamHQ(TM) encompasses a range of end-to-end services from source to viewing, including content production, content encoding, asset management and protection, media and application hosting, multi-mode content distribution, and transaction data capture and reporting. USVO has created Zmail, which uses StreamHQ(TM) to deliver rich media emails for advertising, marketing, corporate communications, and customer service applications. USVO holds the pioneering patent for store-and-forward video, filed in 1990 and issued by the United States Patent and Trademark Office on July 14, 1992; it has been cited by at least 145 other patents. USVO holds similar patents in Germany, Canada, England, France, Spain, and Italy, and has a similar patent pending in Japan. For more information, visit www.usvo.com.
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USA VIDEO INTERACTIVE Corporate Headquarters Office: 70 Essex Street; Mystic, CT
06355; (800) 625-2200; (860) 572-1560.  Canada Office: 837 West Hastings Street;
Suite #507; Vancouver, B.C. V6C 3N6. Trading symbol on the OTCBB: USVO; Trading symbol on The Canadian Venture Exchange: US; Trading Symbol on the Berlin Stock
Exchange: USF. Standard & Poors Listed. CUSIP 902924208. The Canadian Venture Exchange (CDNX) has not reviewed and does not accept responsibility for the adequacy or accuracy of this release. For more information contact: Kevin Yorio, 860-572-1560; info@usvo.com
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This  press  release may contain forward-looking statements.  Actual results may differ materially from those projected in any forward-looking statement. Investors are cautioned that such forward-looking statements involve risk and uncertainties, which may cause actual results to differ from those described.


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